Exhibit 99.1

THE MARCUS CORPORATION ANNOUNCES CHANGE IN FISCAL YEAR END

Milwaukee, Wis., Oct. 13, 2015….. The Marcus Corporation (NYSE: MCS) today announced that its Board of Directors has approved a change in the company’s fiscal year end from the last Thursday in May to the last Thursday in December. The Board of Directors also indicated it plans to continue quarterly cash dividend payments based on the new fiscal year calendar. The change will result in a stub transition period from May 29, 2015 to December 31, 2015.

“The change in the fiscal year end is being made to better align our financial reporting schedule with the peer groups in our industries. It will also move our year-end closing activities outside of our busy summer season and enable our associates to better manage their workload,” said Stephen H. Marcus, chairman of The Marcus Corporation.

The transition period from May 29 to December 31, 2015 will consist of 31 weeks, compared to 30 weeks for the comparable May 30 to December 25, 2014 period last year. The company expects to provide information in conjunction with its regularly scheduled fiscal second quarter earnings announcement in December that will assist investors in evaluating the impact the change in fiscal year may have on its future reported quarterly operating results.

About The Marcus Corporation

Celebrating its 80th anniversary in 2015, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, currently owns or manages 675 screens at 54 locations in Wisconsin, Illinois, Iowa, Minnesota, Nebraska, North Dakota and Ohio. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 20 hotels, resorts and other properties in 11 states. The company is headquartered in Milwaukee, Wis. For more information, please visit the company’s website at www.marcuscorp.com.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our businesses; (7) the effects of adverse weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; and (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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